UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2005

Daktronics, Inc.

(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

331 32ndAvenue
                               Brookings, SD                     57006
                      (Address of principal executive office)           (zip code)

(605) 697-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

This Amendment No. 1 to Form 8-K clarifies the Form 8-K filed by the Company on September 26, 2005 to state that the resignation of Mr. Roland J. Jensen was effective on September 19, 2005 and that Mr. Jensen's current term is to expire in August 2006, not in August 2005.

SECTION 8 – OTHER EVENTS

ITEM 5.02(b). Departure of Directors or Prinicipal Officers: Election of Directors: Appointment of Principal Officers

On September 19, 2005, Roland J. Jensen notified the Board of Directors that he was resigning as a member of the Company's Board of Directors, effective immediately, due to health reasons. Mr. Jensen, who has been a director of the Company since 1994, served on the Company's Nominating and Corporate Governance Committee and the Compensation Committee, which he also chaired until August 2005. Mr. Jensen's current term was to expire August 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

              DAKTRONICS, INC.

By:	/s/ William R. Retterath
Name: William R.Retterath
Title: Chief Financial Officer

Date: September 27, 2005